Exhibit 5.1



Radyne ComStream Inc.
3138 East Elwood Street
Phoenix, AZ 85034


May 5, 1999


Ladies and Gentlemen:

     We have acted as special counsel to Radyne ComStream Inc. (the "Company"), a New York corporation, in connection with the preparation and filing of the Company's Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering by the Company of up to 4,745,076 shares of its Radyne common stock, par value $.002 per share (the "Common Stock") issuable upon exercise of 4,745,076 rights (the "Rights") to purchase Common Stock of the Company. We have made such investigation and examined such documents and records (including certificates of certain public officials and certificates furnished by officers of the Company) as we have deemed necessary, and on that basis we are of the following opinion:

     The shares of the Company's Common Stock issuable upon exercise of the Rights which will be offered by the Company to the public pursuant to the Registration Statement have been duly authorized and, when issued and paid for in the manner described in the Registration Statement, will be validly issued and fully paid and nonassessable. The Rights, when issued and distributed in the manner described in the Registration Statement, will be validly issued and will be binding obligations of the Company.

     We consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the use of this opinion for filing as exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,


                                                  /s/ DORSEY & WHITNEY LLP

                                                  DORSEY & WHITNEY LLP